EXHIBIT (k)(2)

LAZARD MULTI-STRATEGY 1099 FUND (the “Fund”)

POWER OF ATTORNEY

                    KNOW ALL MEN BY THESE PRESENT, each person whose signature appears below hereby constitutes and appoints NATHAN PAUL, BRIAN SIMON and TAMAR GOLDSTEIN, and each of them acting singly, to be his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign the Fund’s Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the “SEC”) on or about October 14, 2011, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

                    Each of the undersigned hereby executes this Power of Attorney as of this 12th day of October, 2011.

Signature	Title	Date

/s/ Kenneth Davidson	Trustee	October 12, 2011

Kenneth S. Davidson

/s/ Nancy Eckl	Trustee	October 12, 2011

Nancy Eckl

/s/ Leon Pollack	Trustee	October 12, 2011

Leon Pollack

/s/ Richard Reiss	Trustee	October 12, 2011

Richard Reiss

/s/ Robert Solmson	Trustee	October 12, 2011

Robert M. Solmson